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                                                                 Exhibit 99.5
SALOMON SMITH BARNEY
--------------------------
           A member of citigroup[logo]



The Board of Directors
Lab Holdings, Inc.
5000 West 95th Street
Shawnee Mission, Kansas  66207

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated March 7, 1999 as Appendix B to, and to the reference thereto under the caption "THE PROPOSED MERGER -- Opinion of Holdings' Financial Advisor" in, the Joint Proxy Statement/Prospectus of Lab Holdings, Inc. ("Holdings") and LabOne, Inc. ("LabOne") relating to the proposed merger transaction involving Holdings and LabOne, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Holdings. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                S/Salomon Smith Barney Inc.

                                            By  _______________________________
                                                SALOMON SMITH BARNEY INC.





New York, New York
April 12, 1999

















SALOMON SMITH BARNEY INC. Seven World Trade Center, New York, NY 10048 212-783-7000